Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Perficient, Inc.
Austin, Texas

We hereby consent to the incorporation by reference in each Prospectus constituting a part of this Registration Statement our report dated February 2, 2005, relating to the consolidated financial statements of Perficient, Inc. appearing in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2004.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO Seidman, LLP

BDO Seidman, LLP
Houston, Texas

June 28, 2005